                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 27, 2000



                               PCsupport.com, Inc.
                    -----------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                     Nevada
                    -----------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                 0-27693                           98-0122769
            -----------------              -------------------------
        (Commission File Number)       (IRS Employer Identification No.)


                            # 300 - 3605 Gilmore Way
                    Burnaby, British Columbia, Canada V5G 4X5
                    -----------------------------------------
              (Address of Principal Executive Offices and Zip Code)


                                 (604) 419-4490
                    -----------------------------------------
               Registrant's telephone number, including area code

                                TABLE OF CONTENTS

8-K/A

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS..........................1

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS.............................1


EXHIBITS

EX.- 23.1 ............................................................30

Item 2.  Acquisition or Disposition of Assets

On November 27, 2000, PCsupport.com, Inc. ("PCsupport"), completed the acquisition of all of the assets and assumed certain of the liabilities of MyHelpdesk, Inc. ("MyHelpdesk"), a leading provider of online, computer self-help directories. The assets acquired from MyHelpdesk by PCsupport were primarily computer self-help directories, and interests in contracts, software, trademark applications, Internet Domain Names and a patent application.

Under the terms of the Asset Purchase Agreement, dated November 27, 2000, PCsupport issued 1,000,000 shares of PCsupport common stock ("Common Stock") to MyHelpdesk on November 27, 2000. PCsupport is also required, within twelve months following the initial issuance, to issue an additional 387,500 shares of Common Stock to MyHelpdesk and 112,500 shares of Common Stock to eight former employees of MyHelpdesk, with the number of shares to be issued in the subsequent issuances subject to reduction in the event of certain breaches of the representations and warranties of MyHelpdesk under the Asset Purchase Agreement. The fair value of the 500,000 contingently issuable shares have been included as consideration on purchase.

Item 7.  Financial Statements and Exhibits

       (a) Financial Statements of Business Acquired

       (i) Audited Financial Statements of MyHelpdesk.com, Inc. for Year ended December 31, 1999, for the period from October 8, 1998 (date of inception) through December 31, 1998, and for the cumulative period from October 8, 1998 (date of inception) through December 31, 1999 (Pages 2 to
       16):

          Report of Independent Accountants
          Balance Sheets
          Statements of Operations
          Statements of Changes in Redeemable Convertible Preferred Stock and
             Stockholders' Deficit
          Statements of Cash Flows
          Notes to Financial Statements

       (ii) Unaudited Condensed Financial Statements of MyHelpdesk, Inc. (Pages 17 to 23):

          Condensed Balance Sheet - September 30, 2000
          Condensed Statement of Operations - September 30, 2000 and 1999 Condensed Statement of Changes in Redeemable Convertible Preferred
             Stock and Stockholders' Deficit - September 30, 2000
          Condensed Statement of Cash Flows - September 30, 2000 and 1999 Notes to Condensed Financial Statements

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of MyHelpdesk.com, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in redeemable convertible preferred stock and stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of MyHelpdesk.com, Inc. (a development stage enterprise) at December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, for the period from October 8, 1998 (date of inception) through December 31, 1998 and for the cumulative period from October 8, 1998 (date of inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has incurred recurring losses from operations and has had a net stockholders' deficit since its inception. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PricewaterhouseCoopers LLP

February 17, 2000, except as to the information in
  note 11, for which the date is September 21, 2000

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Balance Sheets
December 31, 1999 and 1998

--------------------------------------------------------------------------------------------------------------
                                                                                        1999              1998
--------------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash and cash equivalents                                                $      373,759       $    26,464
     Prepaid expenses and other current assets                                        17,395               300
     ---------------------------------------------------------------------------------------------------------
     Total current assets                                                            391,154            26,764

Property and equipment, net                                                          157,394                 -

Other assets                                                                           7,077                 -
--------------------------------------------------------------------------------------------------------------

Total assets                                                                  $      555,625       $    26,764
--------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Deficit

Current liabilities:
     Accounts payable                                                         $      101,998       $         -
     Accrued expenses                                                                116,476             8,656
     Convertible notes payable                                                       746,800            50,000
     Current portion of capital lease obligation                                      13,171                 -
     Accrued interest                                                                 11,250                 -
     ---------------------------------------------------------------------------------------------------------
     Total current liabilities                                                       989,695            58,656

Capital lease obligation, non-current                                                 10,679                 -
--------------------------------------------------------------------------------------------------------------

Total liabilities                                                                  1,000,374            58,656
--------------------------------------------------------------------------------------------------------------

Commitments (note 4)

Redeemable convertible preferred stock (note 8):
      Series A redeemable convertible preferred stock;
       $0.01 par value, 1,268,572 shares authorized, issued and
       outstanding, net of issuance costs, at December 31, 1999
       (liquidation preference of $1,936,060 at December 31, 1999)                 1,911,582                 -
--------------------------------------------------------------------------------------------------------------

Stockholders' deficit:
     Common stock, $0.01 par value, 2,982,858 shares authorized; 1,204,285 and 1,200,000 shares issued and outstanding
       at December 31, 1999 and 1998, respectively                                    12,043            12,000
     Deficit accumulated during the development stage                             (2,368,374)          (43,892)
     ---------------------------------------------------------------------------------------------------------
     Total stockholders' deficit                                                  (2,356,331)          (31,892)
--------------------------------------------------------------------------------------------------------------

Total liabilities, redeemable convertible preferred stock
   and stockholders' deficit                                                  $      555,625       $    26,764
--------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Statements of Operations

--------------------------------------------------------------------------------------------------------------
                                                                                                    Cumulative
                                                                               Period from         period from
                                                                                October 8,          October 8,
                                                                             1998 (date of       1998 (date of
                                                                                inception)          inception)
                                                             Year ended            through             through
                                                           December 31,       December 31,        December 31,
                                                                   1999               1998                1999
--------------------------------------------------------------------------------------------------------------
Operating expenses:
     Sales and marketing                                $       567,776         $        -      $      567,776
     Product development and engineering                        463,279                  -             463,279
     General and administrative                               1,183,776             32,192           1,215,968
     --------------------------------------------------------------------------------------------------------
                                                              2,214,831             32,192           2,247,023
--------------------------------------------------------------------------------------------------------------

Loss from operations                                         (2,214,831)           (32,192)         (2,247,023)

Other income (expense):
     Interest income                                             10,907                  -              10,907
     Interest expense                                           (38,266)                 -             (38,266)
--------------------------------------------------------------------------------------------------------------

Net loss                                                $    (2,242,190)        $  (32,192)     $   (2,274,382)
--------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders' Deficit

For the year ended December 31, 1999 and for the period from October 8, 1998 (date of inception) through December 31, 1998

----------------------------------------------------------------------------------------------------------------------------------
                                          Series A                                                          Deficit
                                   redeemable convertible                                               accumulated
                                       preferred stock               Common stock        Additional      during the
                                  ------------------------     -----------------------      paid-in     development
                                     Shares         Amount        Shares     Par value      capital           stage          Total
----------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock to
 founders                                 -     $        -     1,200,000       $12,000      $     -     $   (11,700)   $       300

Net loss                                  -              -             -             -            -         (32,192)       (32,192)
----------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1998              -              -     1,200,000        12,000            -         (43,892)       (31,892)

Issuance of Series A
 redeemable convertible
 preferred stock, net of
 issuance costs of $27,710        1,268,572      1,822,290             -             -            -               -              -

Issuance of common stock
 pursuant to the exercise
 of stock options                                                  4,285            43          600               -            643

Issuance of warrants                      -              -             -             -        6,400               -          6,400

Accretion of cumulative
 dividends and issuance
 costs on redeemable
 convertible preferred
 stock                                    -         89,292             -             -       (7,000)        (82,292)       (89,292)

Net loss                                  -              -             -             -            -      (2,242,190)    (2,242,190)
----------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1999      1,268,572     $1,911,582     1,204,285       $12,043      $     -     $(2,368,374)   $(2,356,331)
----------------------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Statements of Cash Flows

--------------------------------------------------------------------------------------------------------------
                                                                                                    Cumulative
                                                                               Period from         period from
                                                                                October 8,          October 8,
                                                                             1998 (date of       1998 (date of
                                                                                inception)          inception)
                                                             Year ended            through             through
                                                           December 31,       December 31,        December 31,
                                                                   1999               1998                1999
--------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net loss                                           $    (2,242,190)        $  (32,192)     $   (2,274,382)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
         Depreciation and amortization                           13,957                  -              13,957
         Interest on notes payable converted to
           Series A redeemable convertible preferred
           stock                                                 23,620                  -              23,620
     Changes in operating assets and liabilities:
         Increase in prepaid expenses/other current
           assets                                               (17,095)              (300)            (17,395)
         Increase in accounts payable                           101,998                  -             101,998
         Increase in accrued expenses                           107,820              8,656             116,476
         Increase in accrued interest                            11,250                  -              11,250
     ---------------------------------------------------------------------------------------------------------
     Net cash used in operating activities                   (2,000,640)           (23,836)         (2,024,476)
     ---------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
     Purchases of property and equipment                       (145,249)                 -            (145,249)
     Increase in other assets                                    (7,077)                 -              (7,077)
     ---------------------------------------------------------------------------------------------------------
     Net cash used in investing activities                     (152,326)                 -            (152,326)
     ---------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
     Proceeds from issuance of common stock                         643                300                 943
     Proceeds from issuance of convertible notes
       payable                                                1,175,000             50,000           1,225,000
     Payments of capitalized lease obligation                    (2,252)                 -              (2,252)
     Proceeds from issuance of Series A redeemable
       convertible preferred stock, net of issuance
       costs                                                  1,326,870                  -           1,326,870
     ---------------------------------------------------------------------------------------------------------
     Net cash provided by financing activities                2,500,261             50,300           2,550,561
     ---------------------------------------------------------------------------------------------------------

Increase in cash                                                347,295             26,464             373,759
Cash and cash equivalents, beginning of period                   26,464                  -              26,464
--------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                $       373,759         $   26,464      $      400,223
--------------------------------------------------------------------------------------------------------------

Supplemental disclosures:
     Interest paid                                      $        23,817         $        -      $       23,817
     Supplemental disclosure of non-cash investing
       and financing activities:
         Acquisition of property and equipment under
           capital leases                               $        26,102         $        -      $       26,102
         Conversion of convertible notes payable into
           Series A redeemable convertible preferred
           stock                                        $       475,000         $        -      $      475,000

The accompanying notes are an integral part of these financial statements

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Notes to Financial Statements

--------------------------------------------------------------------------------


1.   Nature of business:

     MyHelpdesk.com, Inc. (the "Company") was formed as a Massachusetts corporation on October 8, 1998 and is headquartered in Norwood, Massachusetts. The Company provides computer resources for computer user's common computing help and productivity needs through the Web.

     Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7.

     The Company is subject to many risks common to companies in developing industries including, but not limited to, the developments by the Company or its competitors, of new technological innovations, need for additional funding, an evolving and unpredictable business model, dependence on key personnel and a limited operating history.

     The accompanying financial statements have been prepared on a basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has not generated any revenue from inception (October 8, 1998) through December 31, 1999 and expects continued operating losses in the foreseeable future. The future viability of the Company is dependent on its ability to obtain necessary additional financing to support launching its business. Management believes the Company has the ability to do so. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.   Summary of significant accounting policies:

     Use of estimates and assumptions:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

         The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments. Cash equivalents were $900 and $0 at December 31, 1999 and 1998, respectively.

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Notes to Financial Statements

--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     Concentration of credit risk:

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with financial institutions that management believes are of high credit quality.

     Fair value of financial instruments:

         The carrying amounts of the Company's financial instruments, which include cash equivalents, and accounts payable approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of notes payable and capital leases approximate fair value.

     Property and equipment:

         Property and equipment are carried at cost less accumulated depreciation. Costs of major additions and betterments are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets are charged to operations. On disposal, the related accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in the results of operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

         -----------------------------------------------------------------------
         Asset                                             Estimated useful life
         -----------------------------------------------------------------------

         Computer equipment                                              5 years
         Furniture and fixtures                                          7 years
         Leasehold improvements                         shorter of lease term or
                                                               asset useful life

         -----------------------------------------------------------------------


         Property and equipment held under capital leases, which involve the transfer of ownership are amortized over the estimated useful life of the assets.

     Income taxes:

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. Valuation allowances are provided if, based upon the weight of available evidence it is more likely than not that some or all of the deferred tax assets will not be recognized.

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Notes to Financial Statements

--------------------------------------------------------------------------------

2.   Significant accounting policies (continued):

     Advertising costs:

         Advertising costs are charged to operations as incurred. Advertising costs were $224,792, $0 and $224,792 for the year ended December 31, 1999, for the period from October 8, 1998 (date of inception) through December 31, 1998 and for the cumulative period from October 8, 1998 (date of inception) through December 31, 1999, respectively.

     Accounting for stock-based compensation:

         The Company accounts for stock-based compensation granted to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretations and has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", for disclosure only. Accordingly, compensation costs for stock options granted to employees is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount that must be paid to acquire the stock. Stock-based compensation issued to non-employees is measured and recorded using the fair value method prescribed in SFAS No. 123.

3.   Property and equipment:

     Property and equipment at December 31, 1999 consists of the following:

     ---------------------------------------------------------------------------

     Computer equipment                                             $    142,519
     Furniture and fixtures                                               28,832
     ---------------------------------------------------------------------------
                                                                         171,351
     Less: accumulated depreciation and amortization                      13,957
     ---------------------------------------------------------------------------

     Property and equipment, net                                    $    157,394
     ---------------------------------------------------------------------------


     At December 31, 1999 and 1998, property and equipment under a capital lease consists of computer equipment and furniture and fixtures with a cost basis of $46,102 and $ 0, respectively.

     At the inception of the lease, April 1999, the Company made a payment of $20,000, which reduced the lease obligation to $26,102.

     Amortization of property and equipment under capital leases totaled $3,964, $0, and $3,964 for the year ended December 31, 1999, for the period from October 8, 1998 (date of inception) through December 31, 1998 and for the cumulative period from October 8, 1998 (date of inception) through December 31, 1999, respectively.

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Notes to Financial Statements

--------------------------------------------------------------------------------


4.   Commitments:

     The Company has entered into a lease agreement dated March 6, 1999 for approximately 5,000 square feet of office space located at 60 Central Street in Norwood, Massachusetts, for a three-year term beginning April 1, 1999. Future minimum lease payments under this non-cancelable operating lease at December 31, 1999 are as follows:

     ---------------------------------------------------------------------------

     2000                                                           $     65,232
     2001                                                                 73,533
     2002                                                                 18,679
     ---------------------------------------------------------------------------

                                                                    $    157,444
     ---------------------------------------------------------------------------


     Rent expense under this operating lease was $52,774, $0 and $52,774, for the year ended December 31, 1999, for the period from October 8, 1998 (date of inception) through December 31, 1998 and for the cumulative period from October 8, 1998 (date of inception) through December 31, 1999, respectively.

5.   Capitalized lease obligation:

     The Company has entered into a lease agreement for furniture and other equipment, for a 25 month term beginning on May 4, 1999 and provides for minimum lease payments of $26,102.

     Future lease payments at December 31, 1999 are as follows:

     ---------------------------------------------------------------------------

     2000                                                            $    14,295
     2001                                                                 11,807
     ---------------------------------------------------------------------------
                                                                          26,102
     Less: amount representing interest                                    2,252
     ---------------------------------------------------------------------------

     Present value of minimum lease payments                              23,850
     Less: current portion                                                13,171
     ---------------------------------------------------------------------------

                                                                     $    10,679
     ---------------------------------------------------------------------------

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Notes to Financial Statements

--------------------------------------------------------------------------------


6.   Convertible notes payable:

     During 1998 the Company entered into a bridge loan in the form of a $50,000 note payable with rights to convert the note into preferred stock upon a preferred stock financing of $1,000,000 or more. This note payable at December 31, 1998 was $50,000. During 1999, 34,286 shares of Series A redeemable convertible preferred stock were issued pursuant to the exercise of such rights.

     During 1999 the Company entered into two bridge loans, which totaled $425,000 with rights to convert these loans and any accrued interest into shares of redeemable convertible preferred stock upon a preferred stock financing of $1,000,000 or more. During 1999, these loans and $23,620 in interest were converted into 307,696 shares of Series A redeemable convertible preferred stock.

     During 1999, the Company issued convertible promissory notes in the amount of $750,000 and warrants (see note 8) to the investors in Preferred Series A redeemable convertible preferred stock. The notes accrue interest at 12% per annum and are secured by the Company's assets. The notes mature on either February 15, 2000 or upon the conversion of the note into preferred stock on the closing of a subsequent preferred stock financing.

7.   Income taxes:

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     At December 31, 1999 and 1998, deferred tax assets (liabilities) are as follows:

     --------------------------------------------------------------------------
                                                          1999             1998
     --------------------------------------------------------------------------

     Net operating loss carryforwards             $    905,031      $    12,936
     Depreciation                                       (7,668)               -
     Other                                              15,836                -
     --------------------------------------------------------------------------

     Total deferred tax asset                          913,199           12,936
     Valuation allowance                              (913,199)         (12,936)
     --------------------------------------------------------------------------

     Net deferred tax asset                       $          -      $         -
     --------------------------------------------------------------------------


     The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards cannot be sufficiently assured at December 31, 1999.

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Notes to Financial Statements

--------------------------------------------------------------------------------


8.   Redeemable convertible preferred stock and stockholders' deficit:

     On June 2, 1999, the shareholders unanimously approved an increase in authorized capital from 200,000 shares to 4,251,430 shares, which consists of 2,982,858 shares of common stock and 1,268,572 shares of Series A Convertible Preferred Stock, $.01 par value. The Company issued 1,268,572 shares of Series A Redeemable Convertible Preferred Stock, par $.01 per share (the "Series A Preferred") for $1,850,000 less issuance costs of $27,710. Included in this issuance were 341,982 shares, which were issued in exchange for notes and accrued interest in the amount of $498,620.

     The Company's Board of Directors unanimously approved a stock split to be effected by a stock dividend whereby each share of Common Stock received an additional 39 shares of Common Stock. The financial statements and related notes have been retroactively adjusted, as appropriate, to reflect this stock split.

     Preferred stock:

         The number of shares designated for each preferred stock series may be increased or decreased by the Company's Board of Directors without a vote of the stockholders. The Board of Directors has the authority to determine the voting powers, designation, preferences, privileges and restrictions of the undesignated preferred shares.

         The Series A Preferred has the following characteristics:

     Voting:

         The holders of the Series A Preferred are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

     Dividends:

         The holders of the Series A Preferred are entitled to receive, when and if declared by the Board of Directors and out of funds legally available, dividends at the rate of $0.1168 per share per annum. These dividends are cumulative and will accrue whether or not earned or declared by the Board of Directors. Through December 31, 1999, no dividends have been declared or paid by the Company.

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Notes to Financial Statements

--------------------------------------------------------------------------------


8.   Redeemable convertible preferred stock and stockholders' deficit
     (continued):

     Conversion:

         Each share of Series A Preferred is convertible, at the option of the holder, into one share of common stock, subject to adjustment in the event of other dilutive events. Each share of the Series A Preferred will automatically convert into shares of common stock upon the Company's sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act or any successor statute, the public offering price of which is not less than $5.00 per share (as adjusted for any stock splits, stock dividends, or the like) and $10,000,000 in the aggregate.

     Liquidation:

         The Series A Preferred shares have a preference in liquidation which entitles them to receive an amount equal to the sum of $1.46 per share, plus all unpaid dividends whether or not declared. Upon completion of the distribution to the Series A Preferred stockholders, any remaining assets of the Company will be distributed ratably among the holders of Series A Preferred and common stock. In this case each share of Series A Preferred will equal the number of shares of common stock into which shares of Series A Preferred is convertible.

     Redemption:

         The holders of Series A Preferred may, by written request, on or after June 1, 2004 and on each of the next two anniversaries, thereafter require the Company to redeem the redeemable convertible preferred stock.

         Required redemption amounts for the Series A Preferred for each of the following years excluding any cumulative and unpaid dividend are as follows: Redemption amounts are based on a percentage of all Series A Preferred Shares outstanding on the respective redemption dates. There are no redemption amounts for the periods ending June 2000 - 2003.

         -----------------------------------------------------------------------

         June 1, 2004                                                    33-1/3%
         June 1, 2005                                                        50%
         June 1, 2006                                                       100%

         -----------------------------------------------------------------------


         These shares shall be redeemed on any redemption date by paying in cash a sum equal to the original purchase price of the redeemable convertible preferred stock plus any accrued but unpaid dividends.

         If the Company does not have sufficient funds legally available to redeem all shares of Series A Preferred and applicable dividends to be redeemed at the redemption date, then the

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Notes to Financial Statements

--------------------------------------------------------------------------------


8.   Redeemable convertible preferred stock and stockholders' deficit
     (continued):

     Redemption (continued):

         Company shall redeem such shares ratably to the extent possible and shall redeem the remaining shares as soon as sufficient funds are legally available.

         The Company has reserved 1,268,572 shares of common stock for issuance upon conversion of the Series A Preferred shares outstanding at December 31, 1999.

     Common stock:

         Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

         During 1999 the Company issued 4,285 shares of its common stock to one former employee upon the exercise of stock options. These shares are subject to certain repurchase rights and rights of first refusal by the Company.

         At December 31, 1999, the Company had outstanding 1,200,000 shares of common stock, which are subject to stock restriction agreements (the "Restriction Agreements"). Pursuant to the Restriction Agreements, the Company has the right to repurchase these shares of common stock in the event of termination of employment of the holder. At issuance, 25% of these shares are not subject to these repurchase rights. For the remaining shares, vesting occurs quarterly at 6.25% over a three-year period. The restrictions on these shares are also subject to certain acceleration provisions. At December 31, 1999, the aggregate number of shares subject to repurchase is approximately 750,000.

     Warrants:

         In connection with the issuance of notes by the Company on November 15, 1999 (see note 6), the Company granted warrants to purchase 40,542 shares of common stock at an exercise price of $3.70 per share. The purchase price is the conversion price as defined by the Convertible Promissory Note. The warrants expire upon the earlier of (i) November 15, 2004, (ii) the effective date of an initial public offering of the Company's common stock or (iii) the effective date of a merger or consolidation of the Company with another entity, or the sale of all or substantially all of its assets.

         The net proceeds of the note issued with these detachable warrants were allocated between the warrants and the debt based on their respective fair market values. The fair value of the warrants was determined using the Black-Scholes model and of the debt was determined using a discounted cash flow analysis. The fair value of the warrants of $6,400 was recorded in equity with the offset to discount on notes payable. The discount is amortized as interest expense over the term of the note. At December 31, 1999 the remaining discount was $3,200.

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Notes to Financial Statements

--------------------------------------------------------------------------------


9.   Stock option plan:

     On June 2, 1999 the directors and stockholders approved the Company's 1999 Stock Option Plan and authorized 514,286 Shares of Common Stock to be reserved for issuance to employees, advisors, consultants and directors of the Company.

     The Board of Directors determines the term of each option, the option price, and the number of shares for which each option is granted and the rate at which each option is exercisable. Options granted under this plan have a maximum term of 10 years from the date of grant. For holders of 10% or more of the Company's outstanding Common Stock, Incentive Stock Options may not be granted at less than 110% of the fair market value of the Common Stock at the date of grant.

     The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the 1999 Plan. No compensation cost has been recognized for employee stock-based compensation in 1999 and 1998. No stock-based awards were granted prior to 1998. Had compensation cost been determined based on the fair value at the grant dates for awards in 1999, consistent with the provisions of SFAS No. 123, the Company's net loss would have been $(2,244,640). Because options vest over several years and additional option grants are expected to be made in future years, the above pro forma result is not representative of the pro forma results for future years.

     For purposes of pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the minimum value method with the following assumptions for grants in 1999: no dividend yield; zero volatility, risk-free interest rate of 6.05% and an expected life of 8 years.

     The following table summarizes the activity of the Company's stock option activity:

     --------------------------------------------------------------------------
                                                 Year ended December 31, 1999
                                                                       Weighted
                                                Number of               average
                                                  options        exercise price
     --------------------------------------------------------------------------

     Granted                                      344,926             $    0.15
     Exercised                                     (4,285)                 0.15
     Canceled                                     (22,999)                 0.15
     --------------------------------------------------------------------------

     Outstanding end of period                    317,642             $    0.15
     --------------------------------------------------------------------------

     Weighted average fair value of options
      granted during the year                                         $   0.056
     --------------------------------------------------------------------------

MYHELPDESK.COM, INC.
(A Development Stage Enterprise)

Notes to Financial Statements

--------------------------------------------------------------------------------


9.   Stock option plan (continued):

     No options were exercisable at December 31, 1999. The following table summarizes information about stock options outstanding and exercisable at December 31, 1999:

     -------------------------------------------------------------------------
                                         Options outstanding
                         -----------------------------------------------------
                                         Weighted average
     Range of                 Number            remaining     Weighted average
     exercise price      outstanding     contractual life       exercise price
     -------------------------------------------------------------------------

     $0.15                   317,642                 9.50                $0.15

     -------------------------------------------------------------------------


10.  401(k) savings plan:

     During 1999, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board of Directors. To date there were no contributions made to the plan by the Company.

11.  Subsequent events:

     On February 17, 2000, the Company issued 1,046,864 shares of Series B Convertible Preferred Stock valued at $3,873,390, in exchange for notes payable in the amount of $750,000 and cash proceeds of $3,123,390. The preferred stock is convertible at the option of the holder into shares of common stock.

     In August 2000, the Company received $300,000 in exchange for issuing secured convertible notes payable and warrant purchase agreements. The notes accrue interest at 15%. The notes mature on the earlier of either November 15, 2000, upon the closing of a subsequent preferred stock financing or a change in control. Upon a change in control, the lenders are entitled to receive an amount equal to five times the principal amount of the notes.

     The Company received a conditional offer, dated September 7, 2000, from a third party to buy all of the assets and assume certain liabilities of the Company. Pursuant to this offer, the Company will also receive cash from the third party to fund operations until the closing or cancellation of the offer. If the offer is canceled, then any funds received by the Company will be converted into a senior debenture ranking ahead of all other debt at an interest rate of 1% compounded monthly.

MYHELPDESK, INC.

Unaudited Condensed Financial Statements

MYHELPDESK, INC.

Balance Sheets
September 30, 2000 (unaudited) and December 31, 1999 (unaudited)

--------------------------------------------------------------------------------------------------------------
                                                                                     2000                 1999
--------------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash and cash equivalents                                             $       58,852       $      373,759
     Prepaid expenses and other current assets                                     38,742               17,395
     Deposits                                                                      11,406                7,077
     ---------------------------------------------------------------------------------------------------------
     Total current assets                                                         109,000              398,231

Property and equipment, net                                                       430,644              157,394
--------------------------------------------------------------------------------------------------------------

Total assets                                                               $      539,644       $      555,625
--------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Deficit

Current liabilities:
     Accounts payable and accrued liabilities                              $      436,613       $      229,724
     Bridge loan (note 3)                                                         300,000                    -
     Purchase advance (note 4)                                                    370,000                    -
     Convertible notes payable (note 5)                                                 -              746,800
     Current portion of capital lease obligation                                   17,954               13,171
     ---------------------------------------------------------------------------------------------------------
     Total current liabilities                                                  1,124,567              989,695

Capital lease obligation, non-current                                              12,910               10,679
--------------------------------------------------------------------------------------------------------------

Total liabilities                                                               1,137,477            1,000,374
--------------------------------------------------------------------------------------------------------------

Redeemable convertible preferred stock (note 5):
     Series A and B redeemable convertible preferred stock;
       $.01 par value, 2,315,436 and 1,268,572 shares authorized, issued and outstanding at September 30, 2000 and
       December 31, 1999, respectively                                          6,090,525            1,911,582
--------------------------------------------------------------------------------------------------------------

Stockholders' deficit:
     Common stock, $0.01 par value, authorized 10,000,000 shares; issued
        1,206,963 shares at September 30, 2000 and
        1,204,285 issued and outstanding at December 31, 1999                      12,070               12,043
     Additional paid-in capital                                                   290,822                    -
     Deferred stock compensation                                                 (491,000)                   -
     Deficit                                                                   (6,500,250)          (2,368,374)
     ---------------------------------------------------------------------------------------------------------
     Total stockholders' deficit                                               (6,688,358)          (2,356,331)
--------------------------------------------------------------------------------------------------------------

Total liabilities, redeemable convertible preferred stock
   and stockholders' deficit                                               $      539,644       $      555,625
--------------------------------------------------------------------------------------------------------------

Contingencies (note 3)

The accompanying notes are an integral part of these interim financial statements.

MYHELPDESK, INC.

Statements of Operations
Nine months ending September 30, 2000 (unaudited) and 1999 (unaudited)

--------------------------------------------------------------------------------------------------------------
                                                                                     2000                 1999
--------------------------------------------------------------------------------------------------------------
Revenue                                                                    $        26,476      $            -

Operating expenses:
     Sales and marketing                                                         1,205,846             236,639
     Product development and engineering                                         1,298,093             262,641
     General and administrative                                                  1,551,202             917,913
     Stock-based compensation expense                                              105,000                   -
     ---------------------------------------------------------------------------------------------------------
                                                                                 4,160,141           1,417,193
--------------------------------------------------------------------------------------------------------------

Loss from operations                                                            (4,133,665)         (1,417,193)

Interest income (expense), net                                                       1,789             (13,962)

--------------------------------------------------------------------------------------------------------------

Loss for the period                                                        $    (4,131,876)     $   (1,431,155)
--------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these interim financial statements.

MYHELPDESK, INC.

Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders' Deficit Nine months ended September 30, 2000 (unaudited)

-----------------------------------------------------------------------------------------------------------------------------------
                                   Series A and B
                               redeemable convertible
                                   preferred stock         Common stock      Additional      Deferred
                              ------------------------  -------------------     paid-in         stock
                                 Shares         Amount     Shares Par value     capital  compensation        Deficit          Total
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999    1,268,572    $ 1,911,582  1,204,285   $12,043   $       -     $       -    $(2,368,374)   $(2,356,331)

-----------------------------------------------------------------------------------------------------------------------------------

Issuance of Series B
 redeemable convertible
 preferred stock (note 5)     1,046,864      3,873,390          -         -           -             -              -              -

Issuance of common stock
 pursuant to the exercise
 of stock options                     -              -      2,678        27         375             -              -            402

Accretion of cumulative
 dividends and issuance
 costs on redeemable
 convertible preferred
 stock                                -        305,553          -         -    (305,553)            -              -       (305,553)

Fair value of options
 issued                               -              -          -         -     596,000      (596,000)             -              -

Amortization of deferred
 stock compensation                   -              -          -         -           -       105,000              -        105,000

Loss for the period                   -              -          -         -           -             -     (4,131,876)    (4,131,876)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, September 30, 2000   2,315,436    $ 6,090,525  1,206,963   $12,070   $ 290,822     $(491,000)   $(6,500,250)   $(6,688,358)
-----------------------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these interim financial statements.

MYHELPDESK, INC.

Statements of Cash Flows
Nine months ending September 30, 2000 (unaudited) and 1999 (unaudited)

--------------------------------------------------------------------------------------------------------------
                                                                                     2000                 1999
--------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Loss for the period                                                     $  (4,131,876)     $   (1,431,155)
     Items not affecting cash:
         Depreciation and amortization                                             106,565               8,322
         Amortization of deferred stock compensation                               105,000                   -
         Interest on notes payable converted to redeemable
            convertible preferred stock                                                  -              23,620
     Changes in operating assets and liabilities:
         Prepaid expenses and other current assets                                 (21,347)                  -
         Other assets                                                               (4,329)             (5,641)
         Accounts payable and accrued liabilities                                  213,903              50,030
     ---------------------------------------------------------------------------------------------------------
     Net cash used in operating activities                                      (3,732,084)         (1,354,824)

Cash flows from investing activities:
     Purchases of property and equipment                                          (376,615)           (145,249)
     ---------------------------------------------------------------------------------------------------------
     Net cash used in investing activities                                        (376,615)           (145,249)

Cash flows from financing activities:
     Proceeds from issuance of common stock                                            402                   -
     Proceeds from issuance of bridge loan                                         300,000                   -
     Proceeds from purchase advance                                                370,000                   -
     Proceeds from issuance of convertible notes payable                                 -             425,000
     Proceeds from issuance of Series A and B redeemable
       convertible preferred stock                                               3,123,390           1,326,870
     ---------------------------------------------------------------------------------------------------------
     Net cash provided by financing activities                                   3,793,792           1,751,870

--------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash                                                       (314,907)            251,797

Cash and cash equivalents, beginning of period                                     373,759              26,464
--------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                                     $      58,852      $      278,261
--------------------------------------------------------------------------------------------------------------

Supplemental disclosures:
     Interest paid                                                           $      36,183      $       23,786
     Supplemental disclosure of non-cash investing and
       financing activities:
         Acquisition of property and equipment under capital leases                 26,102              26,102
         Deferred stock compensation                                               596,000                   -
         Conversion of convertible notes payable into Series A and B
            redeemable convertible preferred stock                                 750,000             475,000
--------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these interim financial statements.

MYHELPDESK, INC.

Notes to unaudited Interim Financial Statements

--------------------------------------------------------------------------------


1.   Nature of business:

     On June 27, 2000, MyHelpdesk.com, Inc., a Massachusetts corporation providing computer resources for computer user's common computing help and productivity was merged with and into MyHelpdesk, Inc. (the "Company"), a Delaware company incorporated on June 6, 2000.

     The Company is subject to many risks common to companies in developing industries including, but not limited to, the developments by the Company or its competitors, of new technological innovations, need for additional funding, an evolving and unpredictable business model, dependence on key personnel and a limited operating history.

     The accompanying financial statements have been prepared on a basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has not generated any significant revenue from inception (October 8, 1998) through September 30, 2000 and expects continued operating losses in the foreseeable future. The future viability of the Company is dependent on its ability to obtain necessary additional financing to support launching its business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     On November 27, 2000, all of the assets of the Company were purchased, and certain of its liabilities assumed, by PCsupport.com Inc. (note 6).

2.   Significant accounting policies:

     (a) Basis of presentation:

         These interim financial statements have been prepared using generally accepted accounting principles in the United States. The interim financial statements include the accounts of the Company, and all adjustments, consisting solely of normal recurring adjustments, which in management's opinion are necessary for a fair presentation of the financial results for the interim periods. The financial statements have been prepared consistent with the accounting policies described in the Company's audited financial statements included herein for the year ended December 31, 1999 and should be read in conjunction therewith. Certain comparative figures have been reclassified to conform to the presentation adopted in the current period.

     (b) Use of estimates:

         The preparation of interim financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c) Revenue recognition:

         Revenue from customer support contracts is recognized over the term of the customer support agreement.

MYHELPDESK, INC.

Notes to unaudited Interim Financial Statements

--------------------------------------------------------------------------------


3.   Bridge loan:

     The Company received $300,000 in August 2000, in exchange for issuing secured convertible notes payable and warrant purchase agreements. The warrant number to be issued shall be 60% of the quotient of (x) the principal due on the notes as of the closing of a subsequent preferred stock financing or a change in control, as applicable, divided by (y) the purchase price. The warrant purchase price shall be the per share price of subsequent preferred stock financings.

     The notes accrue interest at 15% and mature on the earlier of either November 15, 2000, upon the closing of a subsequent preferred stock financing or a change in control. Upon a change in control, the lenders are entitled to receive an amount equal to five times the principal amount of the notes.

4.   Purchase advance:

     The Company received a conditional offer, during the nine month period ended September 30, 2000, from PCsupport.com, Inc. to buy all of the assets and assume certain liabilities of the Company. Pursuant to this offer, the Company received cash from PCsupport.com, Inc. to fund operations until the closing or cancellation of the offer. As at September 30, 2000 the Company had received advances totaling $370,000. The acquisition closed on November 27, 2000 (note 6).

5.   Redeemable convertible preferred stock and warrants:

     (a) On February 17, 2000, the Company issued 1,046,864 shares of Series B Redeemable Convertible Preferred Stock valued at $3,873,390, in exchange for assuming outstanding notes payable in the amount of $750,000 and cash proceeds of $3,123,390. The preferred stock is convertible at the option of the holder into shares of common stock and accrue cumulative dividends at $0.296 per share per annum. Through September 30, 2000, no dividends have been declared or paid by the Company.

     (b) On November 15, 2000, outstanding warrants to purchase 40,542 shares of common stock, issued to investors in Preferred Series A redeemable convertible preferred stock, expired.

6.   Subsequent event:

     On November 27, 2000, all of the assets of the Company were purchased, and certain of its liabilities assumed, by PCsupport.com Inc.

     (b)  Pro Forma Financial Information

     Unaudited Pro Forma Condensed Combined Financial Statements (Pages 24 to
     27):

       Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000
       Unaudited Pro Forma Condensed Combined Statements of Operations for the Three months ended September 30, 2000
       Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended June 30, 2000
       Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

PCSUPPORT.COM, INC.

Pro Forma Condensed Combined Balance Sheet
September 30, 2000 (unaudited)

                                                                    Historical       Historical         Pro forma        Pro forma
                                                                     PCsupport       MyHelpdesk       Adjustments         Combined
                                                                 -----------------------------------------------------------------
                                                                                                        (note 2)
Assets

Current assets:
     Cash and cash equivalents                                   $   3,196,534     $     58,852     $  (1,059,792)    $  2,195,594
     Trade receivables                                                  79,661                -                 -           79,661
     Other receivables                                                  40,624              271                 -           40,895
     Prepaid expenses                                                  244,512           38,471                 -          282,983
     Deposits                                                           70,213           11,406                 -           81,619
                                                                 -----------------------------------------------------------------
       Total current assets                                          3,631,544          109,000        (1,059,792)       2,680,752

Property and equipment                                                 813,659          430,644          (380,690)         863,613
Deferred acquisition costs                                             370,000                -          (370,000)               -
Intangible assets                                                      288,443                -         3,613,315        3,901,758
                                                                 -----------------------------------------------------------------

                                                                 $   5,103,646     $    539,644     $   1,802,833     $  7,446,123
                                                                 -----------------------------------------------------------------

Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued liabilities                    $   1,259,700     $    436,613     $           -     $  1,696,313
     Bridge loan                                                             -          300,000          (300,000)               -
     Purchase advance                                                        -          370,000          (370,000)               -
     Deferred revenue                                                   23,323                -                 -           23,323
     Current portion of capital lease obligation                             -           17,954                 -           17,954
                                                                 -----------------------------------------------------------------
       Total current liabilities                                     1,283,023        1,124,567          (670,000)       1,737,590

Capital lease obligation, non-current                                        -           12,910                 -           12,910
Redeemable convertible preferred stock                                       -        6,090,525        (6,090,525)               -

Stockholders' equity:
     Common stock                                                       10,795           12,070           (11,070)          11,795
     Contingent shares to be issued under purchase
        agreement                                                            -                -           625,000          625,000
     Additional paid-in capital                                     14,323,478          290,822           958,178       15,572,478
     Deferred stock compensation                                      (495,338)        (491,000)          491,000         (495,338)
     Deficit                                                       (10,018,312)      (6,500,250)        6,500,250      (10,018,312)
                                                                 -----------------------------------------------------------------
       Total stockholders' equity                                    3,820,623       (6,688,358)        8,563,358        5,695,623
                                                                 -----------------------------------------------------------------

                                                                 $   5,103,646     $    539,644     $   1,802,833     $  7,446,123
                                                                 -----------------------------------------------------------------

See accompanying notes to unaudited pro forma condensed combined financial statements.

PCSUPPORT.COM, INC.

Pro Forma Condensed Combined Statement of Operations
Three months ended September 30, 2000 (unaudited)

                                                                    Historical       Historical         Pro forma        Pro forma
                                                                     PCsupport       MyHelpdesk       Adjustments         Combined
                                                                 -----------------------------------------------------------------
                                                                                                        (note 2)
Revenue:
     License fees                                                $       2,326     $     14,003     $           -     $     16,329
     Services and other                                                 96,223                -                 -           96,223
                                                                 -----------------------------------------------------------------
                                                                        98,549           14,003                 -          112,552

Cost of license fees and services                                      378,465                -                 -          378,465
Development costs                                                      294,075          455,983                 -          750,058
Marketing and promotion                                                954,080          408,152                 -        1,362,232
General and administrative                                             628,818          557,202           301,110        1,487,130
Stock-based compensation expense                                        58,979                -                 -           58,979
                                                                 -----------------------------------------------------------------
                                                                     2,314,417        1,421,337           301,110        4,036,864
                                                                 -----------------------------------------------------------------

Loss from operations                                                (2,215,868)      (1,407,334)         (301,110)      (3,924,312)
Interest income (expense), net                                         112,497           (4,314)                -          108,183
                                                                 -----------------------------------------------------------------
Loss for the period                                              $  (2,103,371)    $ (1,411,648)    $    (301,110)    $ (3,816,129)
                                                                 =================================================================

Net loss per common share, basic and diluted                     $       (0.21)    $          -     $           -     $      (0.34)
                                                                 =================================================================

Weighted average common shares, basic and diluted                   10,243,803                -                 -       11,243,803
                                                                 =================================================================


PCSUPPORT.COM, INC.

Pro Forma Condensed Combined Statement of Operations
Year ended June 30, 2000 (unaudited)

                                                                    Historical       Historical         Pro forma        Pro forma
                                                                     PCsupport       MyHelpdesk       Adjustments         Combined
                                                                 -----------------------------------------------------------------
                                                                                                        (note 2)
Revenue:
     License fees                                                $         340     $      7,658     $           -     $      7,998
     Services and other                                                 29,142            4,918                 -           34,060
                                                                 -----------------------------------------------------------------
                                                                        29,482           12,576                 -           42,058

Cost of license fees and services                                      197,166                -                 -          197,166
Development costs                                                      923,259        1,287,598                 -        2,210,857
Marketing and promotion                                              1,418,465        1,420,987                 -        2,839,452
General and administrative                                           1,287,219        1,590,330         1,204,440        4,081,989
Stock-based compensation expense                                       412,246          105,000                 -          517,246
                                                                 -----------------------------------------------------------------
                                                                     4,238,355        4,403,915         1,204,440        9,846,710
                                                                 -----------------------------------------------------------------

Loss from operations                                                (4,208,873)      (4,391,339)       (1,204,440)      (9,804,652)
Interest income (expense), net                                      (2,756,572)          28,177                 -       (2,728,395)
                                                                 -----------------------------------------------------------------
Loss for the period                                              $  (6,965,445)    $ (4,363,162)    $  (1,204,440)  $  (12,533,047)
                                                                 =================================================================

Net loss per common share, basic and diluted                     $       (1.01)    $          -     $           -   $        (1.59)
                                                                 =================================================================

Weighted average common shares, basic and diluted                    6,884,464                -                 -        7,884,464
                                                                 =================================================================

See accompanying notes to unaudited pro forma condensed combined financial statements.

PCSUPPORT.COM, INC.

Notes to unaudited Pro Forma Condensed Combined Financial Statements

--------------------------------------------------------------------------------


1.   Basis of presentation:

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of MyHelpdesk, Inc. ("MyHelpdesk") by PCsupport.com, Inc. ("PCsupport").

On November 27, 2000, PCsupport completed the acquisition of all of the assets and assumed certain of the liabilities of MyHelpdesk, a leading provider of online, computer self-help directories. The assets acquired from MyHelpdesk by PCsupport include computer self-help directories and interests in contracts, software, trademark applications, Internet Domain Names and a patent application. The purchase price of $3,304,792 consisted of the issuance of 1,000,000 common shares with a fair value of $1,250,000, cash of $1,356,376, acquisition related expenditures of $73,416 and 500,000 contingently issuable common shares with a fair value of $625,000. With respect to the 500,000 contingently issuable common shares, PCsupport is required within twelve months following the initial issuance, to issue 387,500 shares of Common Stock to MyHelpdesk and 112,500 shares of Common Stock to eight former employees of MyHelpdesk. The number of shares to be issued in the subsequent issuances are subject to reduction in the event of certain breaches of the representations and warranties of MyHelpdesk under the Asset Purchase Agreement.

The pro forma condensed combined balance sheet assumes the acquisition took place on September 30, 2000 and combines the September 30, 2000 balance sheets of PCsupport and MyHelpdesk. The pro forma condensed combined statement of operations for PCsupport's fiscal year ended June 30, 2000 assumes the acquisition took place as of the beginning of the fiscal year and combines the historical results of PCsupport for the fiscal year ended June 30, 2000 and MyHelpdesk for the twelve months ended June 30, 2000, with pro forma adjustments. The pro forma condensed combined statement of operations for the three months ended September 30, 2000 assumes the acquisition took place as of July 1, 2000 and combines the historical results of PCsupport and MyHelpdesk for the three months ended September 30, 2000, with pro forma adjustments. MyHelpdesk has a December 31 fiscal year end and PCsupport has a June 30 fiscal year end. Since the fiscal years of PCsupport and MyHelpdesk differ, the financial statements of MyHelpdesk have been recast for the 2000 completed fiscal year of PCsupport and are presented for the twelve month period ended June 30, 2000.

The unaudited pro forma condensed combined balance sheet reflects the appropriate pro forma adjustments to record the acquisitions of MyHelpdesk using the purchase method of accounting. Acquisition costs and allocation of the excess of acquisition costs over net liabilities assumed are set forth below:

Cash (including acquisition related expenditures of $73,416)          1,429,792
Fair value of common shares of PCsupport issued                       1,250,000
Contingent shares to be issued under purchase agreement                 625,000
                                                                      ---------
Total acquisition costs                                               3,304,792
Add: net liabilities assumed                                            308,523
                                                                      ---------
Total of acquisition costs and net liabilities assumed                3,613,315
                                                                      =========

Allocation to intangible assets                                       3,613,315
                                                                      =========

PCSUPPORT.COM, INC.

Notes to unaudited Pro Forma Condensed Combined Financial Statements

--------------------------------------------------------------------------------


1.    Basis of presentation (continued):

The fair value of shares of PCsupport common stock was determined by taking an average of the opening and closing price of PCsupport common stock for a short period just before and just after the final terms of the transactions were agreed to by the parties and announced to the public. The unaudited pro forma condensed statements of operations reflect additional amortization expense resulting from the increase in intangible assets due to the acquisition. The unallocated excess of acquisition costs over net liabilities assumed has been allocated to intangibles assets, which will be amortized over three years.

The pro forma combined financial statements included herein have been prepared by PCsupport without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, PCsupport believes that the disclosures are adequate to make the information not misleading. These pro forma combined financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in PCsupport's Form 10-KSB for the fiscal year ended June 30, 2000, the unaudited consolidated financial statements and the notes thereto included in PCsupport's Form 10-QSB for the three months ended September 30, 2000 and the financial statements of MyHelpdesk included in this filing.

2.    Pro forma adjustments:

The pro forma condensed combined balance sheet reflects the following adjustments:

      (a) To record the issuance of common shares ($1,250,000), additional cash advances to November 27, 2000 ($986,376), and acquisition costs on the acquisition of MyHelpdesk ($73,416).

      (b) To adjust the fair value of property and equipment ($380,690) and record intangible assets acquired ($3,613,315).

      (c) To eliminate the offsetting purchase advance of MyHelpdesk ($370,000) and allocated deferred acquisition costs of PCsupport to the net assets acquired ($370,000).

      (d) To eliminate the unassumed liabilities ($300,000), share capital ($12,070), additional paid-in capital ($290,822), deferred stock compensation ($491,000) and accumulated deficit of MyHelpdesk ($6,500,250).

      (e) To record contingent common shares to be issued under purchase agreement ($625,000).

The pro forma combined statements of operations reflects the following adjustment:

      (a) To record amortization of purchased intangibles over estimated useful lives of three years.

3.    Loss per share:

Basic and diluted net loss per share for each period is calculated by dividing pro forma net loss by the common shares used to calculate net loss per share in the historical period of PCsupport plus the effect of the common stock of PCsupport which was issued under the Asset Purchase Agreement.

     (c)  Exhibits

     Exhibit Number     Description

     2.1* Asset Purchase Agreement between the PCsupport and MyHelpdesk dated November 27, 2000

     23.1               Consent of PricewaterhouseCoopers LLP

     *  Previously filed

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2001

                      PCSUPPORT.COM, INC.



                      By:     /s/ David Rowat
                         -------------------------------------------------------
                         David Rowat, Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

     Exhibit Number        Description

     2.1* Asset Purchase Agreement between the Company and MyHelpdesk dated November 27, 2000

     23.1                  Consent of PricewaterhouseCoopers LLP



     *  Previously filed